Exhibit 99.1

Camden National Corporation Announces Third Quarter Dividend

CAMDEN, Maine, September 30, 2003 — Robert W. Daigle, President and Chief Executive Officer of Camden National Corporation (the “Company”) (Amex: CAC), announced that the Board of Directors of the Company declared a $0.19 per share dividend payable on October 31, 2003 for shareholders of record on October 15, 2003.

Camden National Corporation, headquartered in Camden, Maine, and listed on the American Stock Exchange under the symbol CAC, is the holding company for a family of three financial services companies, including: Camden National Bank (CNB), a full-service community bank with 12 banking offices serving mid-coast, Kennebunk and Portland, Maine, and online at www.camdennational.com, and recipient of the Governor’s Award for Business Excellence in 2002; UnitedKingfield Bank (UKB), a full-service community bank with 16 offices serving central, eastern and western Maine and online at www.unitedkingfield.com; and Acadia Trust, N.A., offering investment management and fiduciary services with offices in Portland and Bangor, Maine and online at www.acadiatrust.com. In addition, Acadia Financial Consultants operates as a division of CNB and UKB, to offer full-service brokerage services.

SOURCE: Camden National Corporation

Contacts:

Investor Relations:

Gregory A. Dufour, Senior Vice President,

Finance, Operations and Technology

Tel. (207) 230-2106

Public Relations:

Suzanne Brightbill, Public Relations Officer

Tel. (207) 230-2120